Exhibit 99.1

Media Contact:  Roy L. Morrow (216) 383-4893

Roy_Morrow@lincolnelectric.com

Investors Contact:  Earl L. Ward (216) 383-5067

Earl_Ward@lincolnelectric.com

Lincoln Electric reports 1Q’11 Sales increase of 27.2%;

1Q Operating income increase of 71.1%;

1Q EPS of $1.11 or $1.00, as adjusted

First Quarter 2011 Highlights
▪ Sales were $599.2 million, an increase of 27.2% from the First Quarter 2010
▪ Operating income increased 71.1% to $59.5 million from $34.8 million in the First Quarter 2010
▪ Net income increased 97.7% to $46.9 million, or $1.11 per diluted share, from $23.7 million, or $0.55 per diluted share, in the First Quarter 2010
▪ Excluding special items, adjusted net income increased 71.0% to $42.3 million, or $1.00 per diluted share, from $24.8 million, or $0.58 per diluted share, in the First Quarter 2010

CLEVELAND, Ohio, U.S.A., April 26, 2011 — Lincoln Electric Holdings, Inc. (the “Company”) (Nasdaq: LECO) today reported first quarter 2011 net income of $46.9 million, or $1.11 per diluted share.  Sales were $599.2 million in the first quarter 2011 versus $471.0 million in the comparable 2010 period, an increase of 27.2%.  Operating income for the first quarter increased $24.7 million to $59.5 million, or 9.9% of sales, from $34.8 million, or 7.4% of sales, in the comparable 2010 period.  Adjusted operating income in the quarter was $59.8 million, or 10.0% of sales.

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Lincoln Electric Reports First Quarter 2011 Financial Results

Net income for the first quarter 2011 was $46.9 million, or $1.11 per diluted share, compared with net income of $23.7 million, or $0.55 per diluted share, in the first quarter 2010.  Adjusted net income was $42.3 million, or $1.00 per diluted share, compared with $24.8 million, or $0.58 per diluted share, in the first quarter 2010.  The effective tax rate for the first quarter 2011 was 22.5%, or 30.4% as adjusted, compared with 31.6% in 2010.  In the first quarter 2011, the Company recorded a $4.8 million favorable adjustment for tax audit settlements.

“We are very pleased with our operating results for the first quarter 2011,” said John M. Stropki, Chairman and Chief Executive Officer.  “The significant increase in sales and operating profits in the quarter provide a strong start and encouraging outlook for 2011.

“Current demand levels remain positive and we are seeing improvement in most market segments and geographic regions.  Our focus on new products, which provide growth through market share gains, played an important role on the sales increase during the quarter.  Our continued attention to productivity improvements and related operating leverage will continue to provide us the flexibility to execute our long-term strategic objectives to the benefit of our customers, shareholders and employees.”

Net cash provided by operating activities was $16.7 million in the first quarter compared with $15.6 million for the comparable period in 2010.  The Company returned $13.0 million to shareholders through the payment of dividends during 2011.

The Company’s Board of Directors declared a quarterly cash dividend of $0.31 per share, which was paid on April 15, 2011 to holders of record as of March 31, 2011.

Financial results for the first quarter 2011 can also be obtained at http://www.lincolnelectric.com/InvestorNews.

A conference call to discuss the first quarter 2011 financial results is scheduled for today, Tuesday, April 26, 2011, at 11:00 a.m., Eastern Time.  An audio webcast of the call is accessible through the Company’s website at http://www.lincolnelectric.com/InvestorWebcasts/.

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Lincoln Electric Reports First Quarter 2011 Financial Results

The 2011 Annual Meeting of Shareholders of Lincoln Electric Holdings, Inc. will be held at 11:30 a.m., Eastern Time, on Friday, April 29, 2011, at the Marriott Cleveland East, 26300 Harvard Road, Warrensville Heights, Ohio.

Adjusted operating income, adjusted net income and adjusted diluted earnings per share are non-GAAP financial measures that management believes are important to investors to evaluate and compare the Company’s financial performance from period to period.  Management uses this information in assessing and evaluating the Company’s underlying operating performance.  Non-GAAP financial measures should be read in conjunction with the GAAP financial measures, as non-GAAP measures are a supplement to, and not a replacement for, GAAP financial measures.  Please refer to the attached schedule for a reconciliation of non-GAAP financial measures to the related GAAP financial measures.

Lincoln Electric is the world leader in the design, development and manufacture of arc welding products, robotic arc welding systems, plasma and oxyfuel cutting equipment and has a leading global position in the brazing and soldering alloys market.  Headquartered in Cleveland, Ohio, Lincoln has 41 manufacturing locations, including operations and joint ventures in 19 countries and a worldwide network of distributors and sales offices covering more than 160 countries.  For more information about Lincoln Electric, its products and services, visit the Company’s website at http://www.lincolnelectric.com.

The Company’s expectations and beliefs concerning the future contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements reflect management’s current expectations and involve a number of risks and uncertainties.  Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results.  The factors include, but are not limited to: general economic and market conditions; the effectiveness of operating initiatives; currency exchange and interest rates; adverse outcome of pending or potential litigation; possible acquisitions; market risks and price fluctuations related to the purchase of commodities and energy; global regulatory complexity; and the possible effects of events beyond our control, such as political unrest, acts of terror and natural disasters, on the Company or its customers, suppliers and the economy in general.  For additional discussion, see “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K.

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Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Consolidated Statements of Income

	Three Months Ended March 31,				Fav (Unfav) to Prior Year
	2011	% of Sales	2010	% of Sales	$	%
Net sales	$599,179	100.0%	$470,958	100.0%	$128,221	27.2%
Cost of goods sold	437,741	73.1%	347,625	73.8%	(90,116)	(25.9%)
Gross profit	161,438	26.9%	123,333	26.2%	38,105	30.9%
Selling, general & administrative expenses	101,619	17.0%	87,775	18.6%	(13,844)	(15.8%)
Rationalization and asset impairment charges	357	0.1%	801	0.2%	444	55.4%
Operating income	59,462	9.9%	34,757	7.4%	24,705	71.1%
Interest income	608	0.1%	635	0.1%	(27)	(4.3%)
Equity earnings in affiliates	830	0.1%	430	0.1%	400	93.0%
Other income	1,295	0.2%	433	0.1%	862	199.1%
Interest expense	(1,658)	(0.3%)	(1,514)	(0.3%)	(144)	(9.5%)
Income before income taxes	60,537	10.1%	34,741	7.4%	25,796	74.3%
Income taxes	13,595	2.3%	10,975	2.3%	(2,620)	(23.9%)
Effective tax rate	22.5%		31.6%		9.1%
Net income including noncontrolling interests	46,942	7.8%	23,766	5.0%	23,176	97.5%
Noncontrolling interests in subsidiaries’ earnings	32	—	38	—	6	15.8%
Net income	$46,910	7.8%	$23,728	5.0%	$23,182	97.7%

Basic earnings per share	$1.12		$0.56		$0.56	100.0%
Diluted earnings per share	$1.11		$0.55		$0.56	101.8%

Weighted average shares (basic)	41,895		42,404
Weighted average shares (diluted)	42,439		42,764

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Non-GAAP Financial Measures

	Three Months Ended March 31,
	2011	2010
Operating income as reported	$59,462	$34,757
Special items (pre-tax):
Rationalization and asset impairment charges (1)	357	801
Venezuela - functional currency change and devaluation (2)	—	(11)
Adjusted operating income (4)	$59,819	$35,547

Net income as reported	$46,910	$23,728
Special items (after-tax):
Rationalization and asset impairment charges (1)	281	612
Venezuela - functional currency change and devaluation (2)	—	426
Adjustment for tax audit settlements (3)	(4,844)	—
Adjusted net income (4)	$42,347	$24,766

Diluted earnings per share as reported	$1.11	$0.55
Special items	(0.11)	0.03
Adjusted diluted earnings per share (4)	$1.00	$0.58

Weighted average shares (diluted)	42,439	42,764

(1)             The three months ended March 31, 2011 and 2010 includes charges associated with the severance and other costs associated with the consolidation of manufacturing operations initiated in 2009.

(2)             Represents the impact of the change in the functional currency of the Company’s Venezuelan operation to the U.S. dollar and the devaluation of the Venezuelan currency.

(3)             Represents a favorable adjustment for tax audit settlements.

(4)             Adjusted operating income, Adjusted net income and Adjusted diluted earnings per share are non-GAAP financial measures that management believes are important to investors to evaluate and compare the Company’s financial performance from period to period.  Management uses this information in assessing and evaluating the Company’s underlying operating performance.  Non-GAAP financial measures should be read in conjunction with the GAAP financial measures, as non-GAAP measures are a supplement to, and not a replacement for, GAAP financial measures.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands)

(Unaudited)

Balance Sheet Highlights

Selected Consolidated Balance Sheet Data	March 31, 2011	December 31, 2010

Cash and cash equivalents	$341,415	$366,193
Total current assets	1,195,205	1,082,512
Property, plant and equipment, net	489,820	478,566
Total assets	1,913,570	1,783,788

Total current liabilities	494,869	335,592
Short-term debt	95,373	13,078
Long-term debt	1,818	84,627
Total equity	1,211,991	1,149,478

Net Operating Working Capital	March 31, 2011	December 31, 2010

Accounts receivable	$376,857	$321,948
Inventory	368,954	291,730
Trade accounts payable	215,495	147,111
Net operating working capital	$530,316	$466,567

Net operating working capital to net sales (1)	22.1%	20.7%

Invested Capital	March 31, 2011	December 31, 2010

Short-term debt	$95,373	$13,078
Long-term debt	1,818	84,627
Total debt	97,191	97,705
Total equity	1,211,991	1,149,478
Invested capital	$1,309,182	$1,247,183

Total debt / invested capital	7.4%	7.8%
Return on invested capital (2)	11.9%	10.7%

(1)       Net operating working capital to net sales is defined as net operating working capital divided by annualized rolling three months of sales.

(2)       Return on invested capital is defined as rolling 12 months of earnings excluding tax-effected interest divided by invested capital.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Consolidated Statements of Cash Flows

	Three Months Ended March 31,
	2011	2010
OPERATING ACTIVITIES:
Net income	$46,910	$23,728
Noncontrolling interests in subsidiaries’ earnings	32	38
Net income including noncontrolling interests	46,942	23,766
Adjustments to reconcile Net income including noncontrolling interests to Net cash provided by operating activities:
Rationalization and asset impairment charges	227	—
Depreciation and amortization	15,206	14,237
Equity earnings in affiliates, net	(362)	(168)
Other non-cash items, net	18,840	(3,625)
Changes in operating assets and liabilities, net of effects from acquisitions:
Increase in accounts receivable	(43,324)	(40,279)
Increase in inventories	(62,064)	(23,017)
Increase in trade accounts payable	55,553	38,316
Decrease in accrued pensions	(7,404)	(7,582)
Net change in other current assets and liabilities	(4,430)	13,428
Net change in other long-term assets and liabilities	(2,446)	520
NET CASH PROVIDED BY OPERATING ACTIVITIES	16,738	15,596

INVESTING ACTIVITIES:
Capital expenditures	(15,503)	(9,771)
Acquisition of businesses, net of cash acquired	(17,881)	—
Proceeds from sale of property, plant and equipment	142	42
NET CASH USED BY INVESTING ACTIVITIES	(33,242)	(9,729)

FINANCING ACTIVITIES:
Net change in borrowings	(1,319)	(2,000)
Proceeds from exercise of stock options	2,864	196
Tax benefit from exercise of stock options	715	78
Purchase of shares for treasury	(905)	(2,869)
Cash dividends paid to shareholders	(12,987)	(11,885)
NET CASH USED BY FINANCING ACTIVITIES	(11,632)	(16,480)

Effect of exchange rate changes on Cash and cash equivalents	3,358	(915)
DECREASE IN CASH AND CASH EQUIVALENTS	(24,778)	(11,528)
Cash and cash equivalents at beginning of period	366,193	388,136
Cash and cash equivalents at end of period	$341,415	$376,608

Cash dividends paid per share	$0.31	$0.28

Lincoln Electric Holdings, Inc.

Segment Highlights

(In thousands)

(Unaudited)

	North America Welding	Europe Welding	Asia Pacific Welding	South America Welding	The Harris Products Group	Corporate / Eliminations	Consolidated
Three months ended March 31, 2011
Net sales	$280,757	$114,208	$87,560	$34,073	$82,581	$—	$599,179
Inter-segment sales	35,127	3,835	3,213	—	2,233	(44,408)	—
Total	$315,884	$118,043	$90,773	$34,073	$84,814	$(44,408)	$599,179

EBIT (1)	$46,636	$5,554	$127	$2,048	$6,543	$679	$61,587
As a percent of total sales	14.8%	4.7%	0.1%	6.0%	7.7%		10.3%
Special items charge (gain) (2)	$—	$358	$(1)	$—	$—	$—	$357
EBIT, as adjusted (3)	$46,636	$5,912	$126	$2,048	$6,543	$679	$61,944
As a percent of total sales	14.8%	5.0%	0.1%	6.0%	7.7%		10.3%

Three months ended March 31, 2010
Net sales	$231,335	$84,676	$71,945	$22,748	$60,254	$—	$470,958
Inter-segment sales	24,908	3,558	2,501	194	1,731	(32,892)	—
Total	$256,243	$88,234	$74,446	$22,942	$61,985	$(32,892)	$470,958

EBIT (1)	$30,996	$558	$721	$1,346	$2,741	$(742)	$35,620
As a percent of total sales	12.1%	0.6%	1.0%	5.9%	4.4%		7.6%
Special items charge (gain) (4)	$—	$540	$261	$(11)	$—	$—	$790
EBIT, as adjusted (3)	$30,996	$1,098	$982	$1,335	$2,741	$(742)	$36,410
As a percent of total sales	12.1%	1.2%	1.3%	5.8%	4.4%		7.7%

(1)                 EBIT is defined as Operating income plus Equity earnings in affiliates and Other income.

(2)                 Special items include rationalization and asset impairment charges.

(3)                 The primary profit measure used by management to assess segment performance is EBIT, as adjusted. EBIT for each operating segment is adjusted for special items to derive EBIT, as adjusted.

(4)                 Special items include rationalization charges and the impact of the change in the functional currency of the Company’s Venezuelan operation to the U.S. dollar and the devaluation of the Venezuelan currency.

Lincoln Electric Holdings, Inc.

Change in Net Sales by Segment

(In thousands)

(Unaudited)

Three Months Ended March 31st Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales				Foreign	Net Sales
	2010	Volume	Acquisitions	Price	Exchange	2011
Operating Segments
North America Welding	$231,335	$40,386	$448	$6,124	$2,464	$280,757
Europe Welding	84,676	14,750	8,022	5,150	1,610	114,208
Asia Pacific Welding	71,945	9,258	—	1,775	4,582	87,560
South America Welding	22,748	7,711	—	2,387	1,227	34,073
The Harris Products Group	60,254	6,526	—	14,943	858	82,581
Consolidated	$470,958	$78,631	$8,470	$30,379	$10,741	$599,179

% Change
North America Welding		17.5%	0.2%	2.6%	1.1%	21.4%
Europe Welding		17.4%	9.5%	6.1%	1.9%	34.9%
Asia Pacific Welding		12.9%	—	2.5%	6.4%	21.7%
South America Welding		33.9%	—	10.5%	5.4%	49.8%
The Harris Products Group		10.8%	—	24.8%	1.4%	37.1%
Consolidated		16.7%	1.8%	6.5%	2.3%	27.2%